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                                                               EXHIBIT 99B.10(b)

     [LETTERHEAD OF BROWN RAYSMAN MILLSTEIN FELDER & STEINER APPEARS HERE]


                                 July 24, 1997


Farrell Alpha Strategies
c/o Farrell-Wako Global Investment Management, Inc.
780 Third Avenue
New York, NY 10017

Re:  Farrell Alpha Strategies
     Post-Effective Amendment No. 5 to Registration Statement
     on Form N-1A Registration No. 811-9048
     -------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to Farrell Alpha Strategies, a Delaware business trust (the "Trust"), and have been informed by the Trust of the registration of 9,801 shares of beneficial interest ("Shares"), pursuant to Post-Effective Amendment No. 3 to the Trust's Registration Statement under the Securities Act of 1933, as amended. The registration of such Shares has been made upon reliance on Rule 24c-2 under the Investment Company Act of 1940, as amended.

The Trust is an open-end investment company authorized to issue an unlimited number of shares of beneficial interest (without par value). We have reviewed the Trust's Declaration of Trust, its by-laws, resolutions adopted by its Board of Trustees and holders of its Shares, and such other legal and factual matters as we have deemed appropriate, and we have relied on information provided by the Trust in Post-Effective No. 3 as to the number of shares being registered.

This opinion is based exclusively on the business trust law of the State of Delaware and the federal law of the United States of America.

Based on the foregoing, we are of the opinion that the foregoing Shares of beneficial interest, when issued for payment as described in the Trust's Prospectus, will be validly issued, fully paid and non-assessable by the Trust.

We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an Exhibit to Post-Effective Amendment No. 3 to the Trust's Registration Statement.


                                  Very truly yours,

                                  /s/ Brown Raysman Millstein Felder & Steiner